UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2014, Blackstone Mortgage Trust, Inc. (the “Company”) held its 2014 annual meeting of stockholders. A quorum was present at the meeting, as required by the Company’s Third Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstentions votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following eight individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Michael B. Nash	27,213,157	8,273,463	8,429,967
Stephen D. Plavin	27,231,030	8,255,590	8,429,967
Leonard W. Cotton	35,411,684	74,936	8,429,967
Thomas E. Dobrowski	34,214,942	1,271,678	8,429,967
Martin L. Edelman	22,973,709	12,512,911	8,429,967
Henry N. Nassau	34,166,449	1,320,171	8,429,967
Lynne B. Sagalyn	35,389,940	96,680	8,429,967
John G. Schreiber	23,886,903	11,599,717	8,429,967

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2014

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Votes Abstained
43,871,473	12,771	32,343

Proposal 3 – Non-binding Vote on Executive Compensation

The stockholders approved, on an advisory, non-binding basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,205,655	239,670	41,295	8,429,967

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: June 20, 2014

	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance